UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

STARBUCKS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fees paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1)

Partner Q&A re: Definitive Proxy Filing

1.	What is the vote about?

•	A shareholder of Starbucks, The Strategic Organizing Center (SOC), has submitted a proposal to nominate three new candidates for election to Starbucks Board of Directors.

•	Ahead of each Annual Meeting – our next one is on March 13th – shareholders have the opportunity to vote on proposals like this one.

•	If you own shares of Starbucks stock, you will have the opportunity to vote.

•	We encourage you to review the relevant information by reading our proxy statement here , as you may receive materials over the next few weeks in relation to the upcoming vote.

2.	What is a proxy vote?

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The term proxy vote refers to a vote cast by an individual or firm on behalf of a Starbucks shareholder who may not be able to attend the Annual Meeting, or who may not choose to vote on a particular issue.

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Starbucks shareholders will receive a proxy ballot in the mail along with an information booklet called a proxy statement, which describes the issues to be voted on during the meeting, ahead of our 2024 Annual Meeting.

3.	Am I eligible to vote? How do I vote?

•	If you were a shareholder of Starbucks as of January 5, 2024, you are eligible to cast one vote per share on all proposals at our upcoming Annual Meeting.

•	Please vote as soon as possible using the methods indicated on your WHITE proxy card or WHITE voting instruction form.

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If you have any questions about how to vote, please call the firm assisting us with the collection of votes, Innisfree M&A Incorporate, at 1(888) 750-5884 (toll-free from the U.S. and Canada), or +1(412) 232-3651 (from other countries).

4.	When can I vote?

•	You can vote now. Please vote as soon as possible using the methods indicated on your WHITE proxy card or WHITE voting instruction form.

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If you have any questions about how to vote, please call the firm assisting us with the collection of votes, Innisfree M&A Incorporate, at 1(888) 750-5884 (toll-free from the U.S. and Canada), or +1 (412) 232-3651 (from other countries).

Forward-Looking Statements

This document contains forward-looking statements about future events and circumstances. Generally speaking, any statement not based upon historical fact is a forward-looking statement. In particular, statements regarding Starbucks Corporation (“Starbucks”) plans, strategies, prospects, and expectations regarding its business and industry are forward-looking statements. They reflect Starbucks expectations, are not guarantees of performance, and speak only as of the date hereof. Except as required by law, Starbucks does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements. Starbucks business results are subject to a variety of risks, including those that are described in its Annual Report on Form 10-K for the fiscal year ended October 1, 2023 and subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”).

Important Shareholder Information

Starbucks filed a definitive proxy statement and a white proxy card with the SEC in connection with its solicitation of proxies for its 2024 Annual Meeting. STARBUCKS SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD, AND ANY AMENDMENTS AND SUPPLEMENTS TO THESE DOCUMENTS, AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may or will be able to obtain the proxy statement, any amendments or supplements to the proxy statement, and other documents without charge from the SEC’s website at www.sec.gov.

Participant Information

Starbucks, its directors, director nominees, certain of its officers, and other employees are or will be “participants” (as defined in Section 14(a) of the Exchange Act of 1934) in the solicitation of proxies from Starbucks shareholders in connection with the matters to be considered at the 2024 Annual Meeting. The identity, their direct or indirect interests (by security holdings or otherwise), and other information relating to the participants is available in the Starbucks definitive proxy statement on Schedule 14A filed with the SEC on January 25, 2024, on the section entitled “Beneficial Ownership of Common Stock (on page 103 and available here ) and Appendix B (on page B-1 and available here). To the extent the holdings by the “participants” in the solicitation reported in the Starbucks definitive proxy statement have changed, such changes have been or will be reflected on “Statements of Change in Ownership” on Forms 3, 4 or 5 filed with the SEC. All these documents are or will be available free of charge at the SEC’s website at www.sec.gov.